Exhibit 99.1

Contact: Investor Relations
804.289.9709	FOR IMMEDIATE RELEASE

Brink's to Acquire Majority of G4S Cash Operations for $860 Million
Core Acquisition Adds 14 New Markets; 2019 Revenue of $800 Million
Strategic Fit and Strong Platform for Future Growth
Expected to be Accretive to Non-GAAP Earnings in 2020
Management Hosting Conference Call Today at 10:30 a.m. ET

RICHMOND, Va., February 26, 2020 – The Brink’s Company (NYSE: BCO), the global leader in total cash management, route-based secure logistics and payment solutions, today announced that it has agreed to purchase for approximately $860 million (£660 million) the majority of the cash operations of U.K.-based G4S plc (LSE: GFS), a global security and cash management company.
The G4S operations to be acquired generated pro forma 2019 revenue of approximately $800 million, operating profit of approximately $85 million and adjusted EBITDA of approximately $115 million. The transaction adds 14 new markets to the existing Brink’s footprint. It excludes the entire G4S Retail Cash Solutions business and cash operations in the U.K., South Africa and several smaller markets.
The acquisition is expected to be accretive to non-GAAP earnings in 2020 and reflects a purchase multiple of approximately 7.5 times 2019 pro forma adjusted EBITDA. Management expects to achieve cost-based synergies over the next two years that would result in a post-synergy purchase multiple of approximately 6.5 times. On a fully-synergized pro forma basis, Brink’s 2020 revenue would be approximately $4.6 billion with adjusted EBITDA of approximately $745 million.
Doug Pertz, president and chief executive officer of Brink’s, said: “This transaction represents our largest acquisition to date and further demonstrates our disciplined approach to value-added capital allocation. The acquisition of these select G4S cash operations is an excellent strategic fit that provides a strong platform for substantial growth. It positions us to extend our proven Strategy 1.0 organic revenue and operating profit growth initiatives into 14 new markets including cash-intensive, emerging growth markets in Asia and Eastern Europe.
“In addition, our expanded global footprint is expected to provide new avenues for accelerated growth as we begin to execute our Strategy 2.0 initiatives, targeted to further penetrate the global cash ecosystem with new high-margin, less capital-intensive solutions. We look forward to closing the transaction, executing our strategic initiatives, and driving substantial revenue and profit growth.”
The acquisition will be completed in multiple phases, with more than half of the enterprise value expected to close within 60 days. The remaining closings are expected to be completed before December 31, 2020 based on the estimated timing required to obtain necessary licenses and other approvals.
The acquisition includes cash management operations in 14 new markets: the Netherlands, Malaysia, Romania, Belgium, Ireland, Kuwait, the Czech Republic, the Philippines, the Dominican Republic, Cyprus, Indonesia, Lithuania, Estonia and Latvia.
The acquisition will be financed by cash and debt from the company’s existing credit facility. Brink’s may access the debt markets in the U.S. and/or Europe to reload borrowing capacity. This transaction will be the company’s fourteenth acquisition since March 2017, for combined consideration of approximately $1.95 billion. In total, these acquisitions are expected to generate adjusted EBITDA of approximately $300 million, resulting in an average post-synergy purchase multiple of approximately 6.5 times.
Brink’s plans to disclose additional information about the acquisition and its expected contribution to the company’s three-year strategic plan (2020 – 2022) at its Investor Day meeting in New York on June 1.
BofA Securities is acting as exclusive financial adviser, and Allen & Overy LLP is acting as legal adviser to Brink’s.

Conference Call
Brink’s will host a conference call on February 26 at 10:30 a.m. ET. Interested parties can listen by calling 1-888-349-0094 (in the U.S.) or 1-412-902-0124 (international). Participants can pre-register at http://dpregister.com/10139597 to receive a direct dial-in number for the call. The call also will be available via webcast at: https://services.choruscall.com/links/bco200226.html. To access the presentation material click here. A replay of the call will be available through March 26, 2020, at 1-877-344-7529 (in the U.S.) or 1-412-317-0088 (international). The conference number is 10139597. An archived version of the webcast will be available online in the Investor Relations section of www.brinks.com or by clicking here.

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is the global leader in total cash management, secure route-based logistics and payment solutions including cash-in-transit, ATM services, cash management services (including vault outsourcing, money processing and intelligent safe services), and international transportation of valuables. Our customers include financial institutions, retailers, government agencies, mints, jewelers and other commercial operations. Our global network of operations in 41 countries serves customers in more than 100 countries. For more information, please visit our website at www.Brinks.com or call 804-289-9709.

About G4S
G4S is the leading global, integrated security company, specializing in the provision of security services and solutions to customers. Our mission is to create material, sustainable value for our customers and shareholders by being the supply partner of choice in all our markets.
G4S is quoted on the London Stock Exchange and has a secondary stock exchange listing in Copenhagen. G4S is active in around 90 countries and has over 550,000 employees. For more information on G4S, visit www.g4s.com.

Forward-Looking Statements
This release contains forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should," “would” and similar expressions may identify forward looking information. Forward-looking information in these materials includes, but is not limited to the impact of the G4S cash operations acquisition on future results and growth opportunities, expected synergies, transaction closing dates, potential financing activity, and plans to update the Company’s guidance.

Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: the expected closing of the G4S transaction; contributions from the G4S transactions to our future earnings; our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; seasonality, pricing and other competitive industry factors; investment in information technology (“IT”) and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions, regulatory issues (including the imposition of international sanctions, including by the U.S. government), currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions determined to be highly inflationary, and restrictive government actions, including nationalization; labor issues, including negotiations with organized labor and work stoppages; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions and to successfully integrate acquired companies; costs related to dispositions and product or market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee and environmental liabilities in connection with former coal operations, including black lung claims; the impact of the Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business, reputation and brand; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations.

Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2018, and in our other public filings with the Securities and Exchange Commission.

The forward-looking information included in this document is representative only as of the date of this document and The Brink's Company undertakes no obligation to update any information contained in this document.

Reconciliation of Non-GAAP Financial Measures
The outlook for 2020 Non-GAAP Adjusted EBITDA and 2020 Non-GAAP revenues cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile this amount to GAAP because we are unable to accurately forecast the impact of highly inflationary accounting on our Argentina operations and other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. The impact of highly inflationary accounting on our Argentina operations and other potential Non-GAAP adjusting items could be significant to our GAAP results.